Exhibit 3.1.5

CERTIFICATE OF DESIGNATIONS

OF

5.75% CUMULATIVE NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series and the dividend rate being set by action of the Board of Directors of the Company:

RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), and pursuant to Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

1.  Designation and Amount; Ranking

(a)        There shall be created from the 20,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “5.75% Cumulative Non-Voting Convertible Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be up to 1,500,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.

(b)        The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank on a parity with the 5.00% Preferred Stock ,the 4.50% Preferred Stock and the 5.75% Preferred Stock (Series A), and the Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to all Junior Stock, (ii) on a parity with all other Parity Stock and (iii) junior to all Senior Stock.

2.  Definitions. As used herein, the following terms shall have the following meanings:

(a)        “4.50% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “4.50% Cumulative Convertible Preferred Stock.”

(b)        “5.00% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “5.00% Cumulative Convertible Preferred Stock (Series 2005B).”

(c)        “5.75% Preferred Stock (Series A)” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A).”

(d)        “Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

(e)        “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.

(f)        “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

(g)        “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(h)        “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(i)        “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price will be an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock.

(j)        “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.

(k)        “Conversion Price” shall mean $27.00, subject to adjustment as set forth in Section 7(b).

(l)        “DTC” or “Depository” shall mean The Depository Trust Company.

(m)      “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2010.

(n)        “Dividend Record Date” shall mean February 1, May 1, August 1 and November 1 of each year.

(o)        “Effective Date” shall mean the date on which a Fundamental Change event occurs.

(p)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)        “Fundamental Change” shall mean any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company if the Permitted Holders (A) beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); (iv) during any period of two consecutive years, individuals who at the beginning of such period comprised the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Common Stock ceases to be listed on a national securities exchange or quoted on Nasdaq or another over-the-counter market in the United States; provided, however, that a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation, if (A) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on a national securities exchange or quoted on Nasdaq (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (B) as a result of such transaction or transactions the shares of Preferred Stock become convertible solely into such common stock.

(r)        “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(s)        “Issue Date” shall mean May 17, 2010.

(t)        “Junior Stock” shall mean all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(u)        “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.00.

(v)        “Make-Whole Premium” shall have the meaning set forth in Section 4A.

(w)       “Market Value” shall mean the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) ending immediately prior to the date of determination.

(x)        “NYSE” shall mean the New York Stock Exchange.

(y)        “Officer” shall mean the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(z)        “Officers’ Certificate” shall mean a certificate signed by two Officers.

(aa)      “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(bb)      “Parity Stock” shall mean the 5.00% Preferred Stock, the 4.50% Preferred Stock, the 5.75% Preferred Stock (Series A) and any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(cc)      “Permitted Holders” means Aubrey K. McClendon and his Affiliates.

(dd)      “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(ee)      “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(ff)       “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)      “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(hh)      “Trading Day” shall mean a day during which trading in securities generally occurs on the NYSE or, if Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if Common Stock is not quoted on Nasdaq, on the principal other market on which Common Stock is then traded.

(ii)       “Transfer Agent” shall mean Computershare Trust Company, N.A., the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(jj)       “Transfer Restricted Securities” shall mean each share of Preferred Stock (or the shares of Common Stock into which such share of Preferred Stock is convertible) until the earlier of (i) the date on which such security or its predecessor has been disposed of under an effective registration statement for the resale thereof or (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable without volume or manner-of-sale restrictions or current public information requirements, unless the Company is in compliance therewith, pursuant to Rule 144 under the Securities Act.

(kk)     “Voting Rights Triggering Event” shall mean the failure of the Company to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).

(ll)       “Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

3.  Dividends.

(a)        The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, to receive cumulative dividends at the rate per annum of 5.75% per share on the Liquidation Preference (equivalent to $57.50 per annum per share), payable quarterly in arrears (the “Dividend Rate”). The Dividend Rate may be increased in the circumstances described in Section 3(b) and Section 3(c) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing August 15, 2010, except that for shares of Preferred Stock issued after that date, the initial Dividend Payment Date shall be the Dividend Payment Date first occurring following the date of issuance of such Preferred Shares) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period, including the initial dividend period ending immediately prior to August 15, 2010, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Preferred Stock shall not bear interest.

(b)        If at any time during the six-month period beginning on, and including, the date which is six months after the date of issuance of a share of Preferred Stock, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K) such that “current public information” as contemplated by Rule 144(c) is not available, or shares of the Preferred Stock are not otherwise freely tradable by holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Preferred Stock related thereto) (such event being a “Filing Default”), additional dividends shall accrue on the Preferred Stock at the rate of .50% per annum (resulting in a Dividend Rate of 6.25% per annum during the continuance of a Filing Default), from and including the date on which any such Filing Default shall occur to but excluding the date on which all Filing Defaults have been cured; provided that the Company shall have 14 days, in the aggregate, to cure any such Filing Default before such increase in the Dividend Rate shall be effective.

(c)        If as of the 366th day after the date of issuance of a share of Preferred Stock, the Preferred Stock or the shares of Common Stock into which the Preferred Stock is convertible are not freely tradable pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions by holders other than Affiliates of the Company, additional dividends shall accrue on the Preferred Stock at the rate of .50% per annum (resulting in a Dividend Rate of 6.25% per annum), from and including the 366th day after such date of issuance until but excluding the date on which the Preferred Stock and the shares of Common Stock into which the Preferred Stock is convertible become freely tradable pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions by holders other than Affiliates of the Company.

(d)        No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

(e)        No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

(f)        Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

(g)        The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the next following Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

(h)        Dividends on the Preferred Stock must be paid in cash.

4.	Fundamental Change.

(a)        Upon the occurrence of a Fundamental Change, each holder of Preferred Stock shall:

(i)            if it converts its Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the Effective Date and ending at the close of business on the 30th Trading Day immediately following the Effective Date, receive:

(A)            Common Stock and cash in lieu of fractional shares, as described in Section 7; and

(B)            the Make-Whole Premium, if any, and

(ii)           in the event that the Market Value for the period ending on the Effective Date is less than the Conversion Price, have a one-time option (the “Fundamental Change Option”) to convert all of such Holder’s outstanding shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Price equal to the greater of (x) the Market Value for the period ending on the Effective Date and (y) $14.61. The Fundamental Change Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days after the Fundamental Change Notice Date. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Fundamental Change, the Company may, at its option, make a cash payment equal to the Market Value for each share of such Common Stock otherwise issuable, determined for the period ending on the Effective Date.

(b)        In the event of a Fundamental Change, notice of such Fundamental Change shall be given, within 10 Trading Days of the Effective Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder’s address as the same appears on the books of the Company (such date of notice, the “Fundamental Change Notice Date”). Each such notice shall state (i) that a Fundamental Change has occurred; (ii) the last day on which the Make-Whole Premium can be received upon conversion and the last day on which the Fundamental Change Option may be exercised (each such date, an “Expiration Date”) pursuant to the terms hereof; (iii) the name and address of the Transfer Agent; and (iv) the procedures that holders must follow to exercise the Fundamental Change Option.

(c)        On or before the applicable Expiration Date, each holder of shares of Preferred Stock wishing to exercise its Fundamental Change Option pursuant to Section 4(a) shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 4(b), and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 4(b)) of the certificate or certificates representing any shares to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Price, if applicable, as described in Section 4(a).

(d)        The rights of holders of Preferred Stock pursuant to this Section 4 are in addition to, and not in lieu of, the rights of holders of Preferred Stock provided for in Section 7 hereof and Section 4A.

4A.	Determination of the Make-Whole Premium.

(a)        If a Holder elects to convert Preferred Stock in connection with a transaction that is a Fundamental Change, the Company shall deliver to such Holder upon conversion, in addition to the shares of Common Stock and cash for fractional shares under Section 4 and Section 7, a make-whole premium (the “Make-Whole Premium”):

(i)            equal to a percentage of the Liquidation Preference of the Preferred Stock converted determined by reference to the table in clause (d) below, based on the Effective Date and the price (the “Stock Price”) paid, or deemed to be paid, per share of the Common Stock of the Company in the transaction constituting the Fundamental Change, subject to adjustment as described below; and

(ii)          in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of Preferred Stock upon conversion.

(b)        The Make-Whole Premium will be paid solely in shares of Common Stock (other than cash in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the Common Stock has been converted or exchanged in connection with the Fundamental Change (other than cash paid in lieu of fractional interests in any security or pursuant to dissenters’ rights). The Company will pay cash in lieu of fractional interests in any security or other property delivered in connection with such Fundamental Change. The Make-Whole Premium will be payable on the 35th Trading Day following the Effective Date for Preferred Stock converted in connection with a Fundamental Change. If holders of Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium will be paid will be in proportion to the relative value, determined as described below, of the different forms of consideration paid to holders of Common Stock in connection with the Fundamental Change.

(c)        The Stock Price paid, or deemed paid, per share of Common Stock in the transaction constituting the Fundamental Change will be calculated as follows:

(i)            In the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property, the consideration shall be valued as follows:

(A)            securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq or any similar system of automated dissemination of quotations of securities prices, will be valued at the average of the closing prices of such securities for the five consecutive Trading Days beginning on the second Trading Day after the Fundamental Change Notice Date,

(B)            other securities, assets or property, other than cash, that holders will have the right to receive will be valued based on the average of the fair market value of the securities, assets or property, other than cash, as determined by two independent nationally recognized investment banks, and

(C)            100% of any cash.

(ii)            In all other cases, the value of Common Stock will equal the average of the closing prices of Common Stock for the five consecutive Trading Days beginning on the second Trading Day after the Fundamental Change Notice Date.

The value of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued in respect of the Make-Whole Premium will be calculated in the same manner.

(d)        The following table sets forth the Stock Price paid, or deemed paid, per share of Common Stock in the transaction constituting the Fundamental Change, the Effective Date and Make-Whole Premium (expressed as a percentage of Liquidation Preference) upon a conversion in connection with a Fundamental Change:

Value as % of Liquidation Preference
Effective Date
	5/17/2010	5/15/2011	5/15/2012	5/15/2013	5/15/2014	5/15/2015	Thereafter
$21.91	0.0	0.0	0.0	0.0	0.0	0.0	0.0
$23.00	3.6	2.2	0.6	0.0	0.0	0.0	0.0
$25.00	10.2	8.7	7.0	5.4	4.1	3.5	3.5
$27.00	16.9	15.3	13.5	11.7	10.1	9.1	9.1
$30.00	16.1	14.3	12.4	10.3	8.2	6.4	6.4
$35.00	14.9	13.1	11.0	8.6	5.9	1.9	1.9
$40.00	13.9	12.1	10.0	7.6	4.6	0.0	0.0
$45.00	13.1	11.4	9.3	6.9	4.0	0.0	0.0
$55.00	11.9	10.3	8.3	6.1	3.4	0.0	0.0
$65.00	10.9	9.4	7.6	5.6	3.2	0.0	0.0
$75.00	9.8	8.6	6.9	5.2	2.9	0.0	0.0
$85.00	8.9	7.7	6.3	4.7	2.7	0.0	0.0
$95.00	8.1	7.0	5.7	4.3	2.5	0.0	0.0

The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Preferred Stock is adjusted. The adjusted Stock Prices will equal the stock prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the conversion price as so adjusted.

The exact Stock Price and Effective Date may not be set forth on the table, in which case:

(i)            if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is in excess of $95.00 per share (subject to adjustment in the same manner as the Stock Price) the payment corresponding to row $95.00 will be paid; and

(iii)          if the Stock Price is less than or equal to $21.91 per share (subject to adjustment in the same manner as the Stock Price), no Make-Whole Premium will be paid.

5.  Voting.

(a)        The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Oklahoma law from time to time:

(i)            If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable, including the 5.00% Preferred Stock, the 4.50% Preferred Stock and the 5.75% Preferred Stock (Series A) (the “Voting Rights Class”), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company. Upon the election of any such additional directors, as permitted by the Restated Certificate of Incorporation of the Company, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)           Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii)          At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Company may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of stockholders.

(iv)          At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(v)            Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5(a)(ii) ) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(vi)           So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

(vii)          In exercising the voting rights set forth in this Section 5(a), each share of Preferred Stock shall be entitled to one vote.

(b)        The Company may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

6.  Liquidation Rights.

(a)        In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

(b)        Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)        After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)        In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

7.  Conversion.

(a)        Each holder of Preferred Stock shall have the right, at any time, at its option, from the date of issuance of such Preferred Stock to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(f), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect.

The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit B that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(h). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 7(e); (ii) receive a Make-Whole Premium, if any, payable upon a Fundamental Change, in accordance with Section 4A; and (iii) exercise the rights to which they are entitled as holders of Common Stock.

(b)        The Conversion Price shall be subject to adjustment as follows:

(i)            In case the Company shall at any time or from time to time (A) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 7(b) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the conversion of, or payment or partial payment of dividends on, Preferred Stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution subject to Section 7(b)(ii)) pursuant to a stockholder rights plan, “poison pill” or similar arrangement and excluding dividends payable on the Preferred Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii)           In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (i) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock into Common Stock and (ii) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants (other than those referred to above in this subparagraph (b)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii)          If the Company shall at any time make a distribution, by dividend or otherwise, to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (b)(i) above and cash distributed upon a merger or consolidation to which paragraph (f) below applies) in an amount per share of Common Stock that, when combined with the per share amounts of all other all-cash distributions to all holders of shares of its Common Stock made within the 90-day period ending on the record date for the distribution giving rise to an adjustment pursuant to this Section 7(b)(iii), exceeds $0.075 per share of Common Stock (the “Distribution Threshold Amount”), then the Conversion Price will be adjusted by multiplying:

(1) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by

(2) a fraction, the numerator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date minus the amount of cash per share of Common Stock so distributed in excess of the Distribution Threshold Amount for which an adjustment has not otherwise been made pursuant to this Section 7(b)(iii) and the denominator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date.

Subject to Section 7(c), such adjustment shall become effective immediately after the record date for the determination of holders of Common Stock entitled to receive the distribution giving rise to an adjustment pursuant to this Section 7(b)(iii). If an adjustment is required to be made under this clause 7(b) as a result of a cash dividend in any quarterly period that exceeds the Distribution Threshold Amount, the adjustment shall be based upon the amount by which the distribution exceeds the Distribution Threshold Amount. If an adjustment is otherwise required to be made under this clause 7(b), the adjustment shall be based upon the full amount of the distribution. The Distribution Threshold Amount is subject to adjustment under the same circumstances under which the Conversion Price is subject to adjustment pursuant to Section 7(b)(i) or Section 7(b)(ii). Notwithstanding the foregoing, in no event will the Conversion Price be less than $21.91, subject to adjustment under the same circumstances under which the Conversion Price is subject to adjustment pursuant to Section 7(b)(i), 7(b)(ii) and 7(b)(iv) and 7(b)(v).

(iv)            If the Company shall at any time or from time to time on the record date of such distribution; (A) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (I) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7(b) has been made and (II) the aggregate amount of any such all-cash distributions referred to in clause (iii) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company’s market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the expiration of such tender offer; or (B) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (b)(i), (b)(ii), (b)(iii) above or this (b)(iv)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 7(b)(iv) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(v)            In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 7(b)(i) through Section 7(b)(iv), inclusive, or Section 7(f), or the issuance of shares of Common Stock as a dividend on Preferred Stock, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

(vi)           Notwithstanding anything herein to the contrary, no adjustment under this Section 7(b) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price; provided, however, that with respect to adjustments to be made to the Conversion Price in connection with cash dividends paid by the Company, the Company shall make such adjustments, regardless of whether such aggregate adjustments amount to 1% or more of the Conversion Price, no later than April 15 of each calendar year.

(vii)          The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(c)        If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(d)        Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each holder of Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(e)        No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock, whether voluntary or mandatory. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or automated quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the Trading Day next preceding the day of conversion shall be paid to such holder in cash by the Company.

(f)        In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(f) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 7(f), Section 4 and Section 4A shall be the sole rights of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

(g)        The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

(h)        The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock, shall be made without charge to the converting holder or recipient of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

8.  Mandatory Conversion.

(a)        At any time on or after May 17, 2015, the Company shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(e). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the closing price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation), including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Company’s mailing of notice of the mandatory conversion as described in Section 8(b).

(b)        The Company shall give notice by mail to the holders of Preferred Stock of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than ten days after the date on which the Company mails the notice described in this Section 8(b).

(c)        In addition to any information required by applicable law or regulation, the notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)        On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(e). The dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of Preferred Stock for Accrued Dividends or for dividends with respect to the Common Stock issued upon such conversion.

(e)        The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Preferred Stock for periods ended prior to the date of such conversion notice shall have been paid.

(f)        In addition to the mandatory conversion right described in Section 8(a), if there are less than 25,000 shares of Preferred Stock outstanding, the Company shall have the right, at any time on or after May 17, 2015, at its option, to cause the Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(e). The provisions of clauses (b), (c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Company mails the notice pursuant to Section 8(b) announcing such mandatory conversion and (ii) the notice of mandatory conversion described in Section 8(c) need not state the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock.

9.  Consolidation, Merger and Sale of Assets.

(a)        The Company, without the consent of the holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an Officers’ Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designations.

(b)        Upon any consolidation by the Company with, or merger by the Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock. Nothing in this Section 9 limits the rights of Holders set out in Section 4 and Section 4A.

10. SEC Reports.

Whether or not the Company is required to file reports with the Commission, if any shares of Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act. The Company shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.

11. Certificates.

(a)        Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designations.

(i)            Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities Act (other than by Affiliates of the Company), and such shares will be eligible for receipt in global form through the facilities of DTC.

(ii)          Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii)            Certificated Preferred Stock; Certificated Common Stock. Except as provided in this paragraph 11(a) or in paragraph 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

(b)        Execution and Authentication. Two Officers shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for up to 1,500,000 shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)        Transfer and Exchange. (i) Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(1)        shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2)        is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to this clause (i) or clause (ii) below, and is accompanied by the following additional information and documents, as applicable:

(A)            if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(B)            if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” (“QIB”) in accordance with Rule 144A under the Securities Act, pursuant to an in compliance with Rule 903 or 904 of Regulation S under the Securities Act (“Regulation S”) or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 11(c) (vii).

(ii)            Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock representing the appropriate number of shares.

(iii)            Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)            Transfer of a Beneficial Interest in Global Preferred Stock for a Certificated Preferred Stock.

(1)        Any Person having a beneficial interest in Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.

(2)        Certificated Preferred Stock issued in exchange for a beneficial interest in Global Preferred Stock pursuant to this paragraph 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)            Restrictions on Transfer and Exchange of Global Preferred Stock.

(1)        Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in paragraph 11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(2)        In the event that the Global Preferred Stock is exchanged for Preferred Stock in definitive registered form pursuant to paragraph 11(c)(vi), such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designations intended to ensure that such transfers comply with Rule 144A or Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi)            Authentication of Certificated Preferred Stock. If at any time:

(1)        DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

(2)        DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days; or

(3)        the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Certificate of Designations,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii)            Legend.

(1)        Except as permitted by the following paragraph (2) and in paragraph 11(a)(iii), each certificate evidencing the Global Preferred Stock, the Certificated Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR RULE 904 THEREUNDER.”1

(2)        Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(A)            in the case of any Transfer Restricted Security that is a Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)            in the case of any Transfer Restricted Security that is represented by Global Preferred Stock, with the consent of the Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

     1  Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

(viii)          Cancelation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(ix)            Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(1)        To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this paragraph 11(c).

(2)        All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(3)        Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(4)        No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(5)        Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by a Global Preferred Stock Certificate), Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests):

        (A)    in the case of any Certificated Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock or Certificated Common Stock for Certificated Preferred Stock or Certificated Common Stock, as the case may be, that does not bear a restrictive legend and rescind any restriction on the transfer of such Preferred Stock or Common Stock issuable in respect of the conversion of the Preferred Stock; and

        (B)    in the case of any Global Preferred Stock, such Preferred Stock shall not be required to bear the legend set forth in paragraph (c)(vii) above but shall continue to be subject to the provisions of paragraph (c)(iv) hereof; provided, however, that with respect to any request for an exchange of Preferred Stock that is represented by Global Preferred Stock for Certificated Preferred Stock that does not bear the legend set forth in paragraph (c)(vii) above in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit C hereto).

(x)            No Obligation of the Transfer Agent.

(1)        The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2)        The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)        Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Oklahoma are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.

(e)        Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(f)        Cancelation. (i) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

(ii)            At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(iii)          The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

12. Other Provisions.

(a)        The Company will not take any action to list or facilitate the trading of the Preferred Stock on a (1) national securities exchange, (2) inter-dealer quotation system (it being understood that transactions reported on The PortalSM Market or similar or successor systems or the activities of the initial purchaser in the Rule 144A Offering in placing and facilitating secondary market trading in the Preferred Stock shall not be regarded as an inter-dealer quotation system) or (3) foreign national securities exchange that is officially recognized, sanctioned or supervised by a governmental authority.

(b)        With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(c)        Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designations.

(d)        The shares of Preferred Stock shall be issuable only in whole shares.

(e)        All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 14th day of May, 2010.

CHESAPEAKE ENERGY CORPORATION

By:	/S/ MICHAEL A. JOHNSON
Michael A. Johnson
Senior Vice President—Accounting,
Controller and Chief Accounting Officer

By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and
Corporate Secretary

Attest	/S/ MARC D. ROME
Marc D. Rome
Assistant Corporate Secretary

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR RULE 904 THEREUNDER.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]2

  1 Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]2

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[2]	Subject to removal if not a global security.

Certificate Number	Number of Shares of
Convertible Preferred Stock
[ ]	[ ]

CUSIP NO.: [—]

Date of Issuance:

5.75% Cumulative Non-Voting Convertible Preferred Stock (par value $0.01)

(liquidation preference $1,000 per share of Convertible Preferred Stock)

of

Chesapeake Energy Corporation

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                    ] fully paid and non-assessable preferred securities of the Company designated the 5.75% Cumulative Non-Voting Convertible Preferred Stock (par value $0.01) (liquidation preference $1,000 per share of Preferred Stock) (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [—], 2010, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this [—] day of [—].

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Transfer Agent,

By:
Authorized Signatory

REVERSE OF SECURITY

Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:3

3             (Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 5.75% Cumulative Non-Voting Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).                      (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of Chesapeake Energy Corporation (the “Company”) according to the conditions of the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made either in compliance with the registration requirements of the the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.:

*The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

B-1

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	5.75% Cumulative Non-Voting Convertible Preferred Stock (the “Preferred Stock”) of Chesapeake Energy Corporation (the “Company”)

This Certificate relates to              shares of Preferred Stock held in ☐*/ book-entry or ☐*/ definitive form by                      (the “Transferor”).

The Transferor*:

☐	has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the Depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

☐	has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because */:

1. ☐	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

2. ☐	Such Preferred Stock is being transferred to the Company.

3. ☐	Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

4. ☐	Such Preferred Stock is being transferred outside the United States in a transaction complying with Regulation S under the Securities Act.

5. ☐	Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

C-1

by:

Date:

*/	Please check applicable box.

C-2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF DESIGNATIONS

OF

5.75% CUMULATIVE NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof amending the Certificate of Designations of the above-named series of preferred stock of the Company:

RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time, and pursuant to Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby amends the Certificate of Designations of 5.75% Cumulative Non-Voting Convertible Preferred Stock of Chesapeake Energy Corporation, filed with the Secretary of State of the State of Oklahoma on May 14, 2010 (the “Certificate of Designations”), as follows:

1.        Amendment to Section 11(a)(iii). Section 11(a)(iii) of the Certificate of Designations is hereby deleted in its entirety and the following language is substituted therefor:

(iii)        Certificated Preferred Stock; Certificated Common Stock. Except as provided in this Section 11(a) or in Section 11(c), owners of beneficial interest in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed upon conversion of such shares of Preferred Stock on such conversion date will be “restricted securities” as defined under Rule 144 and, if certificated, shall bear the legend in paragraph 11(c)(vii)(1) below. Such shares will be eligible for receipt in global form through the facilities of DTC, or, if not possible for any reason or if the Company should instruct the Transfer Agent otherwise for any reason, such shares will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

2.        Amendment to Section 11. Section 11 of the Certificate of Designations is hereby amended by adding the following subsection (g):

(g)        Uncertificated Form. To the extent acceptable to the Transfer Agent and DTC, the original issue of the shares of Preferred Stock evidencing any portion of the Global Preferred Stock and any portion of the shares of Common Stock issuable upon the conversion of the Global Preferred Stock (whether or not such shares are “restricted securities” as contemplated by Section 11(a)(iii) hereof) may be effected in uncertificated form as permitted by the Company’s Bylaws and the Oklahoma General Corporation Act.

3.        Amendment to Section 12(a). Section 12(a) of the Certificate of Designations is hereby deleted in its entirety and the following language is substituted therefor:

(a)        The Company will not take any action to list or facilitate the trading of the Preferred Stock on a (1) national securities exchange, (2) inter-dealer quotation system (it being understood that transactions reported on The Portal Market or similar or successor systems shall not be regarded as an inter-dealer quotation system) or (3) foreign national securities exchange that is officially recognized, sanctioned or supervised by a governmental authority; provided, however, that the Company may list and facilitate the trading of the Preferred Stock on the Singapore Stock Exchange so long as the Company does not register the Preferred Stock under Section 12 of the Exchange Act and does not attach to its U.S. federal income tax return the statement contemplated by U.S. Treasury Regulation 1.897-9T(d)(3)(ii).

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Designations of 5.75% Cumulative Non-Voting Convertible Preferred Stock of Chesapeake Energy Corporation to be signed and attested this 7th day of June, 2010.

CHESAPEAKE ENERGY CORPORATION

By:	/S/ MICHAEL A. JOHNSON
Michael A. Johnson
Senior Vice President—Accounting,
Controller and Chief Accounting Officer

By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and
Corporate Secretary

Attest	/S/ MARC D. ROME
Marc D. Rome
Assistant Corporate Secretary